As filed with the Securities and Exchange Commission on June 21, 2017

Registration No. 333-203098

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STATE NATIONAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0017421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900 L. Don Dodson Drive
Bedford, Texas 76021

(Address of registrant’s principal executive offices, including zip code)

State National Companies, Inc. 2014 Long-Term Incentive Plan

First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan

(Full title of the plans)

David M. Cleff

Executive Vice President of Business Affairs,

General Counsel and Secretary

1900 L. Don Dodson Drive

Bedford, Texas 76021

(817) 265-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

J. Brett Pritchard

Locke Lord LLP

111 South Wacker Drive

Chicago, Illinois 60606

(312) 443-0700

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)		Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

EXPLANATORY NOTE

State National Companies, Inc. (the “Company”) has previously filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-203098), filed and effective March 30, 2015 (the “Original Registration Statement”) to register 4,381,500 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), originally authorized for issuance under the State National Companies, Inc. 2014 Long-Term Incentive Plan (the “Original Plan”).

On May 18, 2017 (the “Effective Date”), the Company’s stockholders approved the First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan, which amended and restated the Original Plan in its entirety (the “Amended and Restated Plan”).  Those shares of Common Stock that were authorized and remained available for issuance under the Original Plan immediately prior to the Effective Date, including shares subject to outstanding awards granted under the Original Plan and any forfeitures of shares under outstanding awards on or after the Effective Date (collectively, the “Remaining Original Plan Shares”) are, on and after the Effective Date, available for issuance under the Amended and Restated Plan.

This Post-Effective Amendment No. 1 to the Original Registration Statement is being filed with the Commission, as provided in SEC Compliance and Disclosure Interpretation 126.43, to indicate that the Original Registration Statement, as hereby amended, will also cover the issuance of the Remaining Original Plan Shares under the Amended and Restated Plan.

The Amended and Restated Plan amended the Original Plan in certain respects, including to authorize the issuance of an additional 2,000,000 shares of Common Stock under the Amended and Restated Plan (the “Additional Shares”).  The Additional Shares will be registered pursuant to a Registration Statement on Form S-8, filed contemporaneously herewith, and will be available for issuance under the Amended and Restated Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-203098) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of Texas, on June 21, 2017.

STATE NATIONAL COMPANIES, INC.

By:	/s/ Terry Ledbetter
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman and Chief Executive Officer
/s/ Terry Ledbetter	(principal executive officer)	June 21, 2017
Terry Ledbetter

Executive Vice President, Chief
/s/ David Hale	Operating Officer and Chief Financial	June 21, 2017
David Hale	Officer (principal financial officer and
principal accounting officer)

*	Director
Gene Becker

*	Director
Marsha Cameron

*	Director
David King

*	Director
Fred Reichelt

*  Indicates the Directors of the Company that sign this Post-Effective Amendment No. 1 to the Registration Statement, by David Cleff, their attorney-in-fact, pursuant to the Power of Attorney signed by such Directors, which Power of Attorney was filed as Exhibit 24.1 to the Original Registration Statement.

By:	/s/ David Cleff	June 21, 2017
David Cleff
Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit No.	Description of Document

4.1	State National Companies, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 filed on July 15, 2014).
4.2

First Amended and Restated State National Companies, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 22, 2017).

5.1	Opinion of Locke Lord LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Locke Lord LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 filed on March 30, 2015).

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